UNITED STATES
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SCHEDULE 14A

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BENCHMARK ELECTRONICS, INC.

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Benchmark Electronics, Inc. (the “Company”) used the following materials in connection with the Company’s 2016 Annual Meeting of Shareholders beginning on April 22, 2016.

   design develop deliver advanced technology      Strategy and Leadership Delivering Sustainable Value  to All Shareholders  April 2016

Forward-Looking Statements
This document contains forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words "expect," "estimate," "anticipate," "predict" and similar expressions, and the negatives thereof, often identify forward-looking statements, which are not limited to historical facts. Our forward-looking statements include, among other things: guidance for 2016, statements, express or implied, concerning future operating results or margins, the ability to generate sales, income or cash flow, the benefits of the Secure acquisition and our ability to continue share repurchases, and Benchmark's business and growth strategies and expected growth and performance. Although Benchmark believes these statements are based upon reasonable assumptions, they involve risks and uncertainties relating to our operations, markets and business environment generally. If one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All forward-looking statements included in this document are based upon information available to Benchmark as of the date of this document, and the Company assumes no obligation to update them. Readers are advised to consult further disclosures on related subjects, particularly in Item 1A, "Risk Factors" of the Company's annual report on Form 10-K for the year ended December 31, 2015, in its other filings with the Securities and Exchange Commission and in its press releases.

Non-GAAP Financial Information
This document includes certain financial measures, such as operating margin, that have been presented to exclude certain items required to be included by generally accepted accounting principles ("GAAP") and therefore are not in accordance with GAAP ("Non-GAAP"). A detailed reconciliation between GAAP results and Non-GAAP results is included in the Appendix of this document.

Additional Information and Where to Find It
Benchmark filed a definitive proxy statement on March 29, 2016, with the U.S. Securities and Exchange Commission (the "SEC") with respect to the 2016 Annual Meeting and has mailed the definitive proxy statement and accompanying white proxy card to its shareholders. **Benchmark shareholders are strongly encouraged to read the definitive proxy statement, the accompanying white proxy card and other documents filed with the SEC carefully in their entirety when they become available because they contain (or will contain) important information.** Benchmark, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Benchmark shareholders in connection with the matters to be considered at Benchmark's 2016 Annual Meeting. Information about Benchmark's directors and executive officers is available in Benchmark's definitive proxy statement for its 2016 Annual Meeting. Shareholders may obtain a free copy of the definitive proxy statement and any other documents filed by Benchmark with the SEC free of charge at the SEC's website at www.sec.gov. Copies also are available free of charge at Benchmark's website at www.bench.com under "Investor Relations – Annual Reports" or by contacting Benchmark Investor Relations at (979) 849-6550.

Certain information contained in this document was sourced from third-party publications or other third-party sources. Permission to use such information was not sought or granted in connection with the preparation of this document.

Benchmark electronics design develop deliver advanced technology 2

 Agenda  Agenda    Engaged Capital’s Claims are Without Merit              Best-in-Class Corporate Governance        The Benchmark Story        Executive Summary  design develop deliver advanced technology  3

 Executive Summary  design develop deliver advanced technology  4  Executive Summary  ► Strategic plan has delivered strong financial performance, premium valuation and positioned company ahead of future trends► Secure adds capabilities to core portfolio, consistent with strategy, and strong positive financial impact► Best-in-class corporate governance► Demonstrated commitment to refresh Board of Directors► Engaged Capital’s claims lack merit, and its slate is less qualified

             The Benchmark Story  design develop deliver advanced technology  5

     Continuously Evolving Our Platform ahead of Future Trends – Powering the Next Industrial Revolution  Continuously Evolving Our Platform ahead of Future Trends – Powering the Next Industrial Revolution    ► Commoditization of legacy markets necessitates continuous evolution in EMS  ► IoE, Cloud, and Analytics will drive future of industry  ► Significant opportunity for EMS leaders given core expertise  ► Benchmark forward thinking well ahead of industry evolution                                        Networking / Computing                                                                                                              2007  Target mix    70%  30%  2015      32%  68%    55%  45%        Traditional markets    Higher-value markets                  Internet of Everything (IoE)        design develop deliver advanced technology  6

Advancing Our Long-term Strategy To Drive Shareholder Returns into the Future, Consistent with Industry Evolution

Portfolio Management

>10% Annual Growth in Higher-Value Markets

- Focus on Expansion in Key End Markets
  - Industrials (including aerospace and defense)
  - Medical Technologies
  - Test & Instrumentation (including semi-capital equipment)

Margin Expansion

>5% Long-Term Non-GAAP Operating Margin

- Advancing Engineering-led Solutions
- Driving LEAN and Operational Excellence Initiatives
- Optimizing Cost Structure and Working Capital

Balanced Capital Deployment

~50% Free Cash Flow Return to Shareholders

- Targeted Strategic Organic Investments
- Close-to-Core (Higher-Value) and Highly Adjacent M&A
- Share Repurchases

Benchmark electronics design develop deliver advanced technology 7

Shift to Higher-value Mix has Driven Superior Performance

2011 – 2015	Benchmark	Peer median
Higher-value markets	55% ✓	40%
Top 10 customer concentration change[1]	(6.0%) ✓	(1.6%)
TSR[2]	67% ✓	43%
Revenue CAGR %[1]	+3.1% ✓	(0.8%)
Gross margin change[1]	+2.4% ✓	+0.2%
Non-GAAP operating margin change[1,3]	+2.0% ✓	(0.2%)
FCF margin change[1,3]	+5.1% ✓	(0.9%)
Cash conversion cycle[1]	-1 day ✓	+8 days
NTM P/E multiple[2]	12.2x ✓	9.5x

Source: Company filings, FactSet as of 04/20/16
Note: Peers are Celestica, Flextronics, Jabil, Plexus, and Sanmina
[1] From FY11 through FY15, Jabil only reports top 5 customer concentration
[2] As of 04/20/16; TSR since 12/31/11
[3] Please refer to the appendix for a reconciliation of non-GAAP operating margin and free cash flow margin to their most directly comparable GAAP financial measures

Focus on higher-value markets = stronger financial performance

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 Strong Track Record and Proven Execution  Strong Track Record and Proven Execution              6.3%  8.9%  9.6%  10.1%  9.8%  2011 2012 2013 2014 2015                      2011 2012 2013Return on Invested Capital                              Sources: Company filings, FactSet as of 04/20/16ROIC = [(Non-GAAP income from operations1 plus stock compensation)*(1-Tax Rate)] ÷ [Average Invested Capital, less Average Cash for last 5 quarters]1 Please refer to the appendix for a reconciliation of non-GAAP operating margin and non-GAAP income from operations to their most directly comparable GAAP financial measures2 Represents TSR since Gayla Delly became CEO  $2.3  $2.5  $2.5  $2.8  $2.5  2014  2015  Revenue ($bn)  Non-GAAP Operating Margin1  2.2%  3.5%  3.5%  3.9%  4.2%          2011 2012 2013TSR since 01/01/122136%  2014  2015  116%  67%  43%  Peer median: 43%41%  (1%) JBL  SANM FLEX BHE  CLS  PLXS                                                        design develop deliver advanced technology  9

 Balanced Capital Deployment Track Record  Balanced Capital Deployment Track Record    Capex 29%  M&A 40%  Repurchases 31%    Cumulative capital allocation FY11– FY15► Continue investing to drive growth and extendbusiness model with Voice-of-Customer inputs aligned for organic growth  Disciplined, shareholder-friendly and balanced approach to capital allocation  Disciplined, shareholder-friendly and balanced approach to capital allocation      Capex    ► Continue to evaluate and pursue strategic, higher-value, complementary businesses that are accretive to margins and drive growth      M&A    ► Consistently returned capital to shareholders through share repurchases for last 34 consecutive quarters► Cumulative $257mm+ (73% of FCF1) spent through 5 years ended Dec 2015 on share repurchases      Share repurchases  1 Free cash flow (FCF) defined as net cash provided by operations (GAAP) less capex (see Appendix for reconciliation)  design develop deliver advanced technology  10

   Traditional markets    Higher-value markets  Organic Growth: 2015 New business wins► Significant new business wins in higher-value markets► Expanding revenue streams towards longer lifecycle products and increasing engineering-led solutions► Significant remaining opportunity for existing and new customers    M&A Growth: Market and Engineering Focused            2.2%  4.2%  >5.0%  2011  2015  Target            Operating margin1 (%)  ► Industrial & Defense Markets► Manufacturing Solutions  ► West Coast and Mexico locations  ► Industrial & Defense Markets► Engineering Solutions► Complex and Ruggedized Mfg.    Building Our Higher-value Market Platforms Organically and Through M&A  design develop deliver advanced technology  11  Building Our Higher-value Market Platforms Organically and Through M&A  1 Refers to non-GAAP operating margin (see Appendix for reconciliation)

Secure Acquisition = Significant Growth Potential

The Markets

Expands Benchmark's Higher-Value Market Leadership

Secure Focus: Industrials, including Aerospace and Defense

The Products

Adds engineering catalog of sub-systems and modules

Secure Focus: Proven IP building blocks for reduced time-to-market

Benchmark electronics + SECURE TECHNOLOGY COMPANY

The Applications

Complements Benchmark's ruggedized manufacturing focus

Secure Focus: Complex, rugged encrypted connectivity and surveillance solutions

The Value

Increases Operating Margins and Boosts Revenue

Secure Focus: Double-digit margins and >10% annual growth

Secure expands our engineering solutions for industrial and defense customers

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             Best-in-Class Corporate Governance  design develop deliver advanced technology  13

 ► Diverse Board with robust independent oversight► Shareholder-friendly corporate governance► Executive compensation aligned with shareholder interests► Culture of transparency and accountability► Continued commitment to governance best practices  design develop deliver advanced technology  14  Benchmark Has Best-in-Class Corporate Governance  Benchmark Has Best-in-Class Corporate Governance

                 Company  Quickscore  Board StructureScore  Compensationscore  Shareholder Rights Score  Audit score  1  2  3  1  2  1  4  1  1  1  4  6  1  7  2  1  3  3  1  2  1  2  1  4  2  4  2  4  6  1                Source: ISS  10 - Most governance risk  1 - Least governance risk    ISS Governance Analysis Indicates Benchmark Has the Best Governance Profile Among Its Peers  design develop deliver advanced technology  15  ISS Governance Analysis Indicates Benchmark Has the Best Governance Profile Among Its Peers  With a Quickscore of 1, Benchmark falls within the top decile of companies covered by ISS  With a Quickscore of 1, Benchmark falls within the top decile of companies covered by ISS

Benchmark's Current Directors Bring a Strong and Diverse Mix of Skills and Experience to the Board

Name / Title	Background
David Scheible *Chairman of the Board* *Independent* *Age 59*	▸ Chairman and former CEO of Graphic Packaging (NYSE: GPK), a leading global paper and packaging company ▸ Other Board experience: Graphic Packaging, Flint Group, Cancer Treatment Centers of America
Michael Dawson *Director* *Independent* *Age 62*	▸ Extensive executive experience, former CFO of GlobalSantaFe Corporation (NYSE: GSF), a large cap offshore oil and gas drilling contractor ▸ Other Board experience: Northern Offshore
Gayla Delly *President and Chief Executive Officer* *Age 56*	▸ CEO since December 2011, over 15 years of executive experience at Benchmark (NYSE: BHE) ▸ Other Board experience: Flowserve (NYSE: FLS), Power-One (NASDAQ: PWER)
Douglas Duncan *Director* *Independent* *Age 65*	▸ Former President and CEO of FedEx Freight Corporation, a subsidiary of FedEx (NYSE: FDX), from 2001 to 2010 ▸ Other Board experience: J.B. Hunt Transport Services (NASDAQ: JBHT), Brambles (ASX: BXB)
Kenneth Lamneck *Director* *Independent* *Age 61*	▸ President and CEO of Insight Enterprises (NASDAQ: NSIT) since 2010, a leading global provider of information technology solutions ▸ Other Board experience: Insight Enterprises
Bernee Strom *Director* *Independent* *Age 68*	▸ President and CEO of The Strom Group since 1990, extensive experience as an investor and serial entrepreneur, founder and/or CEO of Gemstar (NASDAQ: GMST) and Priceline (NASDAQ: PCLN) ▸ Other Board experience: Hughes Electronics / DirecTV (NASDAQ: DTV), Polaroid (NYSE: PRD), InfoSpace (NASDAQ: INSP), Imagex (NASDAQ: IMGX)
Paul Tufano *Director* *Independent* *Age 62*	▸ Former CFO and COO of Alcatel-Lucent (NYSE: ALU), a large cap telecommunications equipment company, has served on multiple public Boards ▸ Other Board experience: EnerSys (NYSE: ENS), Teradyne (NYSE: TER), Maxtor (NYSE: MXO)
Clay Williams *Director* *Independent* *Age 53*	▸ Chairman, President, and CEO of National Oilwell Varco (NYSE: NOV) since 2014, a global oil and gas equipment and services provider ▸ Other Board experience: National Oilwell Varco

Note: Ticker symbols represent former designations if the company is no longer publicly listed

Number of Directors with key attributes



Manufacturing / Industrial / Electronics
6
CEO, CFO, or COO Experience
8
Accounting
7
Governance and Compliance
7
Operations
7
Public Board Experience
8
Corporate Development and M&A
8

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     "At Risk" 70%  30%  ► Base salaries and target short-term incentive award opportunities reviewed and approved annually  ► Robust stock ownership requirements  All Directors and executives are in compliance with stock ownership guidelines  ► Practice of making all Board-level compensation decisions on a single day to reinforce performance feedback to executives  ► Executive compensation clawback policy for restatement of earnings due to SEC reporting requirements  ► Over 90% voted FOR say on pay from 2011 – 2015    CEO TARGET COMPENSATION    OTHER NEO AVERAGE COMPENSATION   "At Risk" 58%  42%      VAST majority of 2015 named executive officer (NEO) pay "at risk"Performance-Based Base Salary1  design develop deliver advanced technology  17  Selected compensation features  Executive compensation framework designed to create a “pay for performance” culture that rewards Benchmark’s leadership for delivering results and creating sustainable, long-term shareholder value  1 Base salary includes savings plan contributions, elective matching contributions and term life insurance premium payments made by Benchmark on behalf of its executive officers  Performance Focused Compensation Policies Aligned with Shareholder Interests  Performance Focused Compensation Policies Aligned with Shareholder Interests

             Engaged Capital’s Claims are Without Merit  design develop deliver advanced technology  18

             Reality  ► ROIC can be misleading because several of our peers have significant accumulated deficits, which reduce their Invested Capital and artificially inflate ROIC► Since ROIC is difficult to compare across our peers, it is not used to establish public market valuations— there is poor correlation between ROIC and valuation multiples for EMS peers  ► Benchmark's valuation multiple is either at a premium or in line with peers on a P/E and a EV/EBITDA basisP/TB, a book value metric, is similarly thrown off by accumulated deficits  ► Benchmark uses ROIC to measure long-term performance and to set compensation, but not as a short- term metric► Cash is an important part of shareholders’ capital and it is wrong to exclude it for the ROIC calculation  Engaged Capital’s Claims Are Without MeritValuation and ROIC    Engaged Capital’s Claims Are Without MeritValuation and ROIC    Source: Engaged Capital's definitive proxy filed 03/29/16, FactSet, Wall Street research, company filings Note: Claims are from Engaged Capital's definitive proxy filed 03/29/16    1              Engaged Capital's Claim  design develop deliver advanced technology  19  ► Investors are penalizing worst-in-class ROIC with worst-in-class valuation multiples

1 ROIC is a Challenging Metric to Compare EMS Companies

$mm	BHE	PLXS	JBL	FLEX	SANM	CLS
Q4 2015 annualized						
NOPAT[1]	**$95**	**$81**	**$660**	**$776**	**$190**	**$91**
Average of Q3 and Q4 2015						
Shareholders' equity	1,310	847	2,368	2,517	1,524	1,089
Long-term debt	122	262	1,919	2,737	525	282
Invested capital (including cash)	**1,432**	**1,109**	**4,287**	**5,254**	**2,049**	**1,371**
Less: Cash	(464)	(356)	(1,022)	(1,651)	(405)	(521)
Invested capital (excluding cash)	**968**	**753**	**3,265**	**3,602**	**1,644**	**850**
Plus: Accumulated deficit	0	0	0	4,028	4,294	1,774
Adjusted invested capital	**$968**	**$753**	**$3,265**	**$7,630**	**$5,938**	**$2,624**
ROIC, including cash[2]	**6.6%**	**7.3%**	**15.4%**	**14.8%**	**9.3%**	**6.6%**
ROIC, excluding cash[3]	**9.8%**	**10.8%**	**20.2%**	**21.5%**	**11.6%**	**10.7%**
ROIC, adjusted for accumulated deficit[4]	**9.8%**	**10.8%**	**20.2%**	**10.2%**	**3.2%**	**3.5%**
2016 P / E[5]	12.6x	13.2x	7.9x	10.3x	8.9x	9.7x
2016 EV / EBITDA[6]	5.6x	7.7x	4.0x	6.8x	5.7x	6.1x

Source: Company filings, FactSet as of 04/20/16
[1] Net operating profit after tax (NOPAT) is calculated as non-GAAP operating income after tax post stock-based compensation and post amortization for comparability purposes among peers
[2] Calculated as NOPAT divided by invested capital (including cash)
[3] Calculated as NOPAT divided by invested capital (excluding cash)
[4] Calculated as NOPAT divided by Adjusted invested capital
[5] P/E ratios are expressed on a pre-SBC and pre-amortization basis
[6] EBITDA ratios are expressed on a post-SBC basis

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     7.9x                                                              2016 P / E113.2x  12.6x  10.3x  9.7x  8.9x  PLXS BHESource: Wall Street research, FactSet as of 04/20/161 P/E ratios are expressed on a pre-SBC and pre-amortization basis  FLEX  CLS  SANM  JBL  Benchmark Trades at a Premium to Its Peers on the Relevant Metrics  Benchmark Trades at a Premium to Its Peers on the Relevant Metrics    Last update  Feb 2016  Feb 2016  Mar 2016  Feb 2016  Feb 2016  Primary valuation metric  P / E  P / E  FV / EBITDA  P / E (ex. cash)  P / E            Peer median: 9.7x    1  design develop deliver advanced technology  21

2 Engaged Capital's Claims Are Without Merit

Working Capital

Engaged Capital's Claim

- Working capital management is woefully inefficient compared to peers
- Benchmark can free up $300mm of cash by achieving Plexus' levels of A/P and A/R efficiency
- Improving working capital would substantially increase cash position as well as ROIC

Reality

- **Cash conversion cycle (CCC) and working capital metrics driven by end-market mix**
- **Benchmark continuously optimizes working capital**
- **Hired external consultant recommended by Engaged – final report validated existing Benchmark initiatives**
- **$300mm cited by Engaged is a flawed analysis**
  - Looking at A/R days is only part of the picture – Benchmark outperforms when inventory days are included
  - Benchmark's current A/P strategy is weighted towards obtaining trade discounts, which drives approximately 112% more value to shareholders, relative to delaying payments and "normalizing" A/P days (per Engaged)
- **Engaged spreadsheet-level work ignores operational realities – duration of supplier and customer contracts means that working capital improvements are a continual work-in-progress versus a one-time change**
- **A substantial portion of any cash generated would only be trapped overseas – Benchmark's current approach drives more shareholder value**
- **Benchmark has been effective at optimizing working capital for higher-value customers, which traditionally have longer CCCs**
  - Announced working capital improvements for current year largely driven by moving these customers to Benchmark's best practices

Source: Engaged Capital's definitive proxy filed 03/29/16, FactSet, Wall Street research, company filings
Note: Claims are from Engaged Capital's definitive proxy filed 03/29/16

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Engaged Capital's Thesis for Working Capital is Flawed

Engaged's claim



A/R days
Savings?
68
53
BHE[1]
PLXS

Reality



A/R days
Inventory days
132
<
140
64
68
87
53
BHE[1]
PLXS

- End-market mix and shipping terms drive discrepancies between Accounts Receivable and Inventory across peers
- To exclude Inventory when reviewing Accounts Receivable in the EMS sector means only showing part of the story
- Combining Accounts Receivable and Inventory Days is more reflective of an apples-to-apples comparison
- **Looking at it holistically, it is clear that Benchmark outperforms, and "spreadsheet-level" savings cited by Engaged misses a critical part of the picture**

Source: Company filings

Note: Metrics as of Q4'15CY for Benchmark and Q4'15CY for Plexus; A/R days calculated as Q4'15CY accounts receivable divided by Q4'15CY annualized sales times 360 days; Inventory days calculated as Q4'15CY inventory divided by Q4'15CY annualized COGS times 360 days; A/P days calculated as Q4'15CY accounts payable balance divided by Q4'15CY annualized COGS times 360 days

[1] Note that Benchmark's Q4'15CY figures are pro forma for the Secure transaction

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2 Benchmark Takes Advantage of Discounts, which Drives Greater Shareholder Value

Observations

- Benchmark has historically taken advantage of supplier discounting on its A/P
  - Makes its A/P days look less efficient than peers
- **By taking trade discounts, Benchmark drives ~112% more value for its shareholders versus alternative approach of normalizing A/P days**

Taking discounts leads to greater shareholder value ($mm)



$40
$0.80 per share[1]
<
$85
$1.70 per share[1]
+112%
Cash value released by foregoing trade discounts
P/E-based value of taking discounts[2]

Source: Benchmark management; Market data as of 04/20/16
Note: BHE PF adjustment of ~7 days from foregoing trade discounts
[1] Based on common shares outstanding of 49.8mm as of 02/25/16 per Benchmark's 2015 10-K
[2] P/E-base equity value determined by multiplying PF NOPAT impact of forgoing discounts ($6.7mm) by Benchmark's CY16E multiple (12.6x)

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2 Engaged Capital's Claims Are Without Merit

Benchmark pro-forma valuation according to Engaged Capital



$22.73
$5.97
$4.42
$1.89
($1.55)
$35.01
Engaged calculation flawed: $2.42 upside from management's announced initiatives
Already factored into current stock price
Speculative
Risk to value
Current share price
Cash from working capital
Cash from operating free cash flow
Multiple rerating to peers
Potential margin impact
Year-end 2017 value

Source: Engaged Capital's presentation dated 04/15/16, FactSet as of 04/13/16

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3 Engaged Capital's Claims Are Without Merit
Capital Allocation

Engaged Capital's Claim	
	▶ Overcapitalized balance sheet ▶ Even if analysts are overstating the multiple paid, we struggle to see how the Secure acquisition can generate returns for shareholders that are greater than repurchasing Benchmark's highly undervalued shares • The Secure acquisition was value destructive as the multiple paid was higher than Benchmark's own trading multiple ▶ To create shareholder value, acquisitions must be: • Consummated at a price that allows the company to earn a return well in excess of its cost of capital; and • Exceed the risk-adjusted return offered by alternative uses of capital, including dividends and share repurchases

Reality

- **EMS industry must invest continually to strategically position for the future**
- **Market has rewarded Benchmark with a premium valuation relative to peers**
- **Engaged's logic about the Secure transaction is flawed**
  - Multiple paid at low end of Secure's peer group at the time, and reflected the inherent quality of the Secure business
- **Secure acquisition is consistent with Benchmark's long-term strategic objective of targeting higher-value markets to optimize for future trends**
- **Secure transaction was the best use of capital amongst all alternatives reviewed at the time**
  - Acquisition met strict financial criteria as determined by Board, including risk-adjusted NPV and returns analyses
  - More growth, margin and long-term ROIC accretive than alternate uses of capital considered, including a one-time levered share repurchase that Engaged was advocating
- **Benchmark has prioritized a shareholder-friendly capital allocation strategy while investing for the Industrial Revolution of tomorrow**
- **91% of Benchmark's cash is held offshore, reducing flexibility**
  - Funding Engaged's large one-time share repurchase with repatriated cash would be immediately value-destructive
  - Engaged's simplistic analysis is disingenuous and conveniently ignores losses to shareholders from tax leakage

Source: Engaged Capital's definitive proxy filed 03/29/16, FactSet, Wall Street research, company filings
Note: Claims are from Engaged Capital's definitive proxy filed 03/29/16

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   Setting the Record Straight on Secure    Setting the Record Straight on Secure    3          “In our view, … we believe Mercury Computer, which has adjusted EBITDA margins of 19% and EBIT margins of 6%, may be a good comp for Secure Technology. Although 6X EBITDA may be appropriate for an EMS company, MRCY is currently trading at 14X LTM EBITDA. We believe Secure Technology’s margins are higher than the industrial controls margins for Benchmark, and within Benchmark, we believe industrial controls margins are above the corporate average.”– B. Riley, 10/23/15Market recognizes the fallacy of comparing Secure’s multiple with EMS multiples  design develop deliver advanced technology  27  Source: Company filings, Wall Street research  ► We paid 8.5x EV/16E EBITDA, below Secure’s two closest peers► Engaged was provided this information on November 7th, 2015► Essential building block of transformation strategy – added stability to Q1’16► Already generating additional cross-sell/new wins from Secure

 ► Investors reward companies for shifting product mix towards higher-value / low volume end markets  ► EMS companies with more exposure to industrials, medical, automotive, aerospace and defense end markets typically have higher valuations  ► Portfolio repositioning towards diversified business helps companies to hedge against broader industry headwinds  ► Longer program lifecycles help offset volatility in traditional tech-facing end markets                                                          R² = 0.5817                                                                                                                                                                                                6.0x0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100%% higher-value  7.0x  8.0x  9.0x  10.0x  11.0x  12.0x  13.0x  14.0x  15.0x  16.0x  17.0x        50% higher-value impliesP/E of 11.0x    % higher-value vs. '16E P/E multiple Observations18.0x  CY16E P/E multiple  Source: Company filings, Wall Street research; FactSet; Market data as of 04/20/16Note: Higher-value / low volume end markets primarily represent healthcare, defense, automotive and industrial end markets  Investors Award Premium Multiples Based on Increasing Exposure to Higher-Value Markets    Investors Award Premium Multiples Based on Increasing Exposure to Higher-Value Markets          3  design develop deliver advanced technology  28

   Most of Benchmark’s Cash is Located Offshore    Most of Benchmark’s Cash is Located Offshore    3      JBL  CLS  BHE  SANM  PLXS              $1,63472% of cash held abroad  design develop deliver advanced technology  29  $883  $545  $466  $398  $355  FLEX  Based in the U.S.  Based overseas  ► Tax leakage and loss of shareholder value is a significant disincentive to repatriating offshore cash► Even foreign domiciled peers maintain significant cash balancesGross cash as of latest quarter ($mm)  87% of cash held abroad  91% of cash held abroad  47% of cash held abroad  T/ ESource: Company filings  otal DebtBITDA: 2.3x  1.9x  1.3x  1.5x  1.6x  1.7x

3 Unwavering Track Record of Consistent Share Repurchases

Share repurchases over time

	CY 2007		CY 2008				CY 2009				CY 2010				CY 2011				CY 2012				CY 2013				CY 2014				CY 2015				Consecutive quarters of share repurchases
	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	
Benchmark	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	34
Celestica											✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	24
PLEXUS			✓	✓	✓											✓	✓					✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	13
flex					✓							✓	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	13
SANMINA-SCI						✓	✓	✓				✓	✓				✓				✓	✓	✓			✓	✓	✓	✓	✓	✓	✓	✓	✓	9
JABIL																	✓		✓	✓		✓					✓	✓	✓	✓			✓	✓	2

Source: Company filings

Benchmark electronics design develop deliver advanced technology 30

Engaged Capital's Claims Are Without Merit

4

Compensation and Stock Ownership

Engaged Capital's Claim	▸ Claims about the company's executive compensation practices • Absence of ROIC in short-term compensation targets • Cash should not be included in the calculation of ROIC • Removal of inventory turns from short-term compensation structure • Reduction of management's long-term ROIC targets despite increase in Benchmark's reported ROIC ▸ Inappropriate change-in-control and tax gross-ups in employment arrangements ▸ Board lacks sufficient stock ownership
Reality	▸ **From 2011 – 2015, shareholders have consistently demonstrated strong support of Benchmark's executive compensation policy with say-on-pay vote results in excess of 90%** ▸ **ROIC is a poor short-term compensation metric: it risks discouraging smart long-term investments, and it is difficult to meaningfully impact ROIC in the short term** • Inclusion of cash in calculation of ROIC in the long term encourages active deployment or return of capital ▸ **Management is <u>NOT</u> incentivized to pursue value destructive M&A – ROIC is just one metric** • Engaged's assertion that ROIC is the only factor in evaluating M&A is entirely unsophisticated • ~60% of Board compensation is in equity and the CEO has 70% of her pay "at risk" ▸ **Recent enhancements by the Board target working capital specifically:** • CCC replaced inventory turns in short-term compensation structure as a more holistic measurement of working capital efficiency • CCC targets added to the short-term incentive compensation structure for 2016 ▸ **Engaged Capital has the wrong numbers for measuring management's performance against ROIC targets** ▸ **Benchmark has been publicly traded and widely owned for over 25 years and Board ownership reflects the maturity of the Company and industry – ownership in line with peers** ▸ **Post-2009 employment contracts, including Gayla Delly's, do not contain the change-in-control or tax gross-ups attacked by Engaged Capital; there are two legacy agreements with these features** ▸ **The Board remains open to shareholder suggestions on management compensation** • Incorporated recent investor feedback and instituted executive compensation clawback policy for restatement of earnings

Source: Engaged Capital's definitive proxy statement filed 03/29/16, Engaged Capital's letter to shareholders filed 03/30/16, FactSet, Wall Street research, company filings
Note: Claims are from Engaged Capital's definitive proxy statement filed 03/29/16

Benchmark electronics design develop deliver advanced technology 31

 Benchmark Has Sought to Work in Good Faith with Engaged Capital over the Past Year  design develop deliver advanced technology  32  Benchmark Has Sought to Work in Good Faith with Engaged Capital over the Past Year  ► As part of Benchmark's commitment to constructive dialogue with its shareholders, the Company has encouraged open and candid communication with Engaged Capital since its initial outreach► Benchmark met with Engaged Capital in June 2015 to discuss its investment thesis, sought to provide management insight, and indicated it welcomed continued input from Engaged Capital► In the past year, Engaged Capital presented to Benchmark a number of poorly developed theses that were later abandoned by Engaged Capital, including an ill-conceived Dutch auction share repurchase funded by debt and the notion that Benchmark would increase research coverage by raising more debt► In October 2015, when the Secure transaction was announced, Engaged Capital threatened to call a special meeting to replace the entire Board► In February 2016, the Board's Nominating/Governance Committee informed Engaged Capital it was willing to carefully consider Engaged Capital nominees in identifying candidates for Board service► Members of the Benchmark Board, management team and its financial advisors have had at least 9 in- person meetings or phone calls with Engaged Capital over the past year (in addition to numerous written exchanges)► Despite the Board’s best efforts to work constructively, Engaged Capital has publicly stated that any settlement or other compromise must include the appointment of Brendan Springstubb, an employee of Engaged Capital with no industry expertise or public company board experience

Engaged Capital's Proposed Board Candidates Do Not Meet Benchmark's Rigorous Criteria

Candidate comparison to required industry, functional responsibility and business experience

		Global Technology Manufacturer	Global Industrial Manufacturer	CFO	Outside Board Experience	Investor Relations	M&A	Strategy	Public Markets Debt	Capital Structure	C-Score[1]
Benchmark	Paul Tufano *Former CFO and COO, Alcatel-Lucent*	✓	✓	✓	✓	✓	✓	✓	✓	✓	Yes
Benchmark	Michael Dawson *Former CFO, GlobalSantaFe*			✓	✓	✓	✓	✓	✓	✓	Yes
Benchmark	Bernee Strom *President & CEO, The Strom Group*	✓	✓		✓	✓	✓	✓	✓	✓	Yes
Benchmark	Clay Williams *Chairman, President, and CEO, National Oilwell Varco*	✓	✓	✓	✓	✓	✓	✓	✓	✓	Yes
Engaged Capital	Robert Gifford *Former President of Supply Chain Solutions, Ingram Micro*	✓									No
Engaged Capital	Jeffrey McCreary *Independent Management Consultant*	✓			✓		✓				Limited
Engaged Capital	Brendan Springstubb *Senior Analyst, Engaged Capital*										No
Engaged Capital	~~Lisa Kelley[2] *VP - Finance, Avnet*~~	~~✓~~			CONFLICTED						~~No~~

▭ = Non-negotiable according to Engaged Capital

Source: G. Fleck / Board Services; Information relating to Engaged Capital's candidates sourced from its definitive proxy filed 03/29/16 and its other public filings relating to these candidates
Note: Benchmark reviewed several other candidates at the direction of the Nominating/Governance committee in addition to the ones shown above prior to selecting Paul Tufano
[1] C-Score (Yes / No / Maybe) answers the question: Is the candidate comparable in experience to the CEO, CFO and or Board Members?
[2] Has since withdrawn as nominee

Benchmark electronics design develop deliver advanced technology 33

Engaged Capital's Record of Creating Shareholder Value is Weak

- **In 4 of 6 instances, after Engaged Capital secured a change in public board composition, the companies suffered sharp declines in share price**
  - **Average (11%) share price decline from time of director appointment**

Share price performance since Engaged Capital secured board change

Target company	New director appointment date[1]	Share price at appointment[1]	Closing price as of 04/20/16	Returns	Returns against S&P 500
Abercrombie & Fitch & Co	19-Jun-14	$42.60	$29.23	(31.4%)	(38.7%)
HeartWare International	14-Mar-16	31.06	33.98	9.4%	5.3%
Jamba Inc	13-Jan-15	16.12	13.17	(18.3%)	(22.2%)
Medifast Inc	22-Jun-15	32.69	30.62	(6.3%)	(5.4%)
Rovi Corp	19-May-15	16.49	17.90	8.6%	9.7%
TriMas Corp	25-Feb-15	24.51	18.31	(25.3%)	(24.8%)
Average				**(10.6%)**	**(12.7%)**

Source: FactSet as of 04/20/16, SEC filings
[1] Includes all campaigns in which Engaged Capital secured the appointment of a dissident member of a slate or mutually agreeable director by way of a settlement agreement to the board as of 04/20/16. Appointment date reflects date on which a public announcement was made that an Engaged representative or mutually agreeable director was appointed to the Board. Excludes Engaged Capital's settlement with Outerwall announced on 4/12/16 given limited timeframe to evaluate returns

Benchmark electronics
design develop deliver **advanced technology** 34

 In Closing  design develop deliver advanced technology  35  In Closing  Vote the White Proxy Card to support the Benchmark leadership team’s continued strategy to deliver shareholder value  Vote the White Proxy Card to support the Benchmark leadership team’s continued strategy to deliver shareholder value  ► Strategic plan has delivered strong financial performance, premium valuation and positioned company ahead of future trends► Secure adds capabilities to core portfolio, consistent with strategy, and strong positive financial impact► Best-in-class corporate governance► Ongoing commitment to refresh Board of Directors► Engaged Capital’s claims lack merit, and its slate is less qualified

             Appendix  design develop deliver advanced technology  36

GAAP to Non-GAAP Reconciliations

($mm)	2011	2012	2013	2014	2015
Revenue (GAAP)	$2,253.0	$2,468.2	$2,506.5	$2,797.1	$2,540.9
Income from operations (GAAP)	$41.3	$75.6	$116.5	$100.1	$93.0
Operating margin (GAAP)[1]	*1.8%*	*3.1%*	*4.6%*	*3.6%*	*3.7%*
Restructuring charges and integration and acquisition costs	4.5	2.2	9.3	7.1	13.8
Asset impairment charge and other	-	-	2.6	(1.5)	-
Thailand flood-related items, net of insurance	3.4	9.0	(41.3)	(1.6)	-
Customer bankruptcy	-	-	-	5.0	-
Non-GAAP income from operations	$49.2	$86.8	$87.2	$109.2	$106.8
Non-GAAP operating margin[1]	*2.2%*	*3.5%*	*3.5%*	*3.9%*	*4.2%*
Net income (GAAP)	$52.0	$56.6	$110.9	$81.2	$95.4
Restructuring charges and integration costs, net of tax	4.4	1.8	8.3	4.9	9.9
Asset impairment charge and other, net of tax	-	-	2.8	(1.5)	-
Thailand flood-related items, net of insurance and tax	3.2	9.9	(35.6)	(1.3)	-
Customer bankruptcy, net of tax	-	-	-	4.8	-
Discrete tax benefits	-	-	(17.5)	-	(21.2)
Non-GAAP net income	$59.6	$68.3	$69.0	$88.1	$84.1
Net cash provided by operations (GAAP)	$54.8	$151.1	$98.9	$135.4	$146.8
Additions to property, plant & equipment and software	72.0	49.0	28.8	45.4	38.1
Free Cash Flow	($17.2)	$102.1	$70.1	$90.0	$108.7
Free cash flow margin[1]	*(0.8%)*	*4.1%*	*2.8%*	*3.2%*	*4.3%*

[1] Equals line item immediately above divided by revenue (GAAP)

Benchmark electronics
design develop deliver **advanced technology** 37